EXHIBIT NO. 16.0:  LETTER ON CHANGE OF CERTIFYING PUBLIC ACCOUNTANT



                           Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545                                   2280 South Xanadu Way
                                                                       Suite 370
                                                                  Colorado 80014





September 22, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Cryocon, Inc.


I agree with statements (a), (b) and (c) under the Item #4 in the Form 8-K report of Cryocon, Inc. ("Cryocon, Inc.") dated September 22, 2000, concerning changes in Cryocon, Inc. Certifying Accountant.

Sincerely,


/s/ Larry O'Donnell

By:  Larry O'Donnell


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